                                                                       EXHIBIT 1

                                                                [CONFORMED COPY]

                           J. C. PENNEY COMPANY, INC.

                             UNDERWRITING AGREEMENT

                                                               February 20, 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
  c/o Credit Suisse First Boston Corporation
      11 Madison Avenue
      New York, N.Y. 10010

Dear Sirs:

     1. Introductory. J. C. PENNEY COMPANY, INC., a Delaware corporation ("Company"), proposes to issue and sell the debt securities described in Schedule B hereto (the "Debt Securities"). The Debt Securities will be issued under an Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association, Successor Trustee to Bank of America National Trust and Savings Association (the "Indenture"). The several Underwriters set forth in Schedule A are hereinafter referred to as "Underwriters".

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the several Underwriters that:

          (a) A registration statement (No. 333-06883), including a prospectus, relating to the Debt Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended to the date hereof (but excluding any amendments relating to securities which are not covered by this Agreement), is hereinafter referred to as the "Registration Statement", and the prospectus contained in the Registration Statement, as amended and supplemented by a Prospectus Supplement of even date herewith, including all material incorporated by reference therein, as the "Prospectus".

          (b) On the effective date of the Registration Statement, as referred to in Section 2(a) hereof, the Registration Statement conformed in all material respects to the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act"), and the published rules and regulations ("Rules and Regulations") of the Commission, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by an Underwriter for use therein, or (ii) statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

     3. Purchase, Sale and Delivery of Debt Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule B hereto, plus accrued interest, if any, from February 25, 1997 to the Closing Date as defined below, the respective principal amounts of Debt Securities set forth in Schedule A hereto.

     The Company will deliver the Debt Securities to the Underwriters, at the office of The Chase Manhattan Bank, 450 West 33rd Street, Fifteenth Floor, New York, New York 10001, Attention: Guy Marzella, against payment of the purchase price by wire transfer to an account previously designated to Credit Suisse First Boston Corporation ("Credit Suisse First Boston") by the Company at a bank acceptable to Credit Suisse First Boston or by official bank check or checks in federal reserve (same day) funds drawn to the order of the Company, at the office of the Company, 6501 Legacy Drive, Plano, Texas 75024-3698, at 9:00 A.M., Dallas, Texas Time, on February 25, 1997 or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". The Debt Securities so to be delivered will be, unless otherwise mutually agreed by the Underwriters and the Company, in fully registered form, in such denominations and registered in such names as the Underwriters request, and will be made available for checking and packaging at the above office of The Chase Manhattan Bank, at least 24 hours prior to the Closing Date.

     4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will advise the Underwriters promptly of any amendment or supplementation of the Registration Statement or the Prospectus with respect to the Debt Securities, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If at any time when a prospectus relating to the Debt Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented with respect to such Debt Securities would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) Not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Closing Date occurs, the Company will make generally available to its securityholders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company will furnish to the Underwriters copies of the Registration Statement (one of which, to be delivered to counsel for the Underwriters, will be signed and include all exhibits), the Prospectus and supplements relating to the Debt Securities, in each case as soon as available and in such quantities as the Underwriters reasonably request.

          (e) The Company will use its best efforts to arrange for the qualification of the Debt Securities for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Underwriters reasonably designate and will diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Debt Securities; provided, however, that the Company shall not be required to register or qualify, or to maintain qualification, as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Debt Securities, consent to service of process generally in any state.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with qualification of the Debt Securities for sale, and determination of their eligibility for investment, under the laws of such jurisdictions as the Underwriters reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Debt Securities and for reasonable expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (g) So long as any of the Debt Securities are outstanding, the Company will furnish to the Underwriters (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (iii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.

     5. Conditions of Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Debt Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriters shall have received letters of KPMG Peat Marwick LLP, Dallas, Texas, and KPMG Peat Marwick LLP, Tampa, Florida, each dated the Closing Date, in form and substance satisfactory to them, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus. Such letters shall be in substantially the form, and contain substantially the information, as those letters heretofore furnished by KPMG Peat Marwick LLP in connection with other underwritten offerings by the Company.

          (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and its subsidiaries, taken as a whole, which, in the judgment of a majority in interest of the Underwriters, materially impairs the investment quality of the Debt Securities.

          (d) The Underwriters shall have received an opinion of C. R. Lotter, General Counsel of the Company, dated the Closing Date, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

             (ii) The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Debt Securities have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Prospectus; and the Indenture and the Debt Securities constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

             (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Debt Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

             (iv) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Debt Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its property or any agreement or instrument to which the

        Company is a party or by which the Company is bound or to which any of the property of the Company is subject, or the charter or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Debt Securities as contemplated by this Agreement;

             (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act; the Registration Statement and the Prospectus, as of the date of this Agreement, comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; there has not been disclosed to such counsel any information giving him reason to believe either that the Registration Statement, as of such date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

             (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Underwriters shall have received from Dewey Ballantine, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such of the matters stated in paragraph (d) hereof and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Underwriters shall have received a certificate of the Chairman of the Board and Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus or as described in such certificate.

     The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

     6. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter for use therein, or (ii) in that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Debt Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or any person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Debt Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Debt Securities hereunder and the aggregate principal amount of the Debt Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Debt Securities, Credit Suisse First Boston may make arrangements satisfactory to the Company for the purchase of such Debt Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Debt Securities which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Debt Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of the Debt Securities and arrangements satisfactory to Credit Suisse First Boston and the Company for the purchase of such Debt Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Debt Securities. If this Agreement is terminated pursuant to Section 7 hereof or if for any reason the purchase of the Debt Securities by the Underwriters pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If for any reason, the purchase of the Debt Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Debt Securities.

     9. Notices. All communications hereunder will be in writing and if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed c/o Credit Suisse First Boston, Attention: Investment Banking
Department -- Transactions Advisory Group to the address first above written and if sent to the Company will be similarly sent, if by mail, to P.O. Box 10001, Dallas, Texas 75301-0001 and if sent otherwise, to 6501 Legacy Drive, Plano, Texas 75024-3698, Attention of the Secretary.

     10. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Credit Suisse First Boston, as representative, will act for the several Underwriters in connection with the offering of the Debt Securities, and any action under this Agreement taken by the Underwriters jointly or by Credit Suisse First Boston will be binding upon all the Underwriters.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            J. C. PENNEY COMPANY, INC.

                                            By    /s/ ROBERT B. CAVANAUGH
                                             -----------------------------------
                                                Vice President and Treasurer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

J.P. MORGAN SECURITIES INC.

MORGAN STANLEY & CO. INCORPORATED

By CREDIT SUISSE FIRST BOSTON CORPORATION


By         /s/ DAVID RUSSELL
  -------------------------------------------------
               Managing Director

Acting on behalf of itself and as representative of the several Underwriters.

                                   SCHEDULE A

                                                                PRINCIPAL AMOUNT OF
                                                                 7 5/8% DEBENTURES
                        UNDERWRITER                                  DUE 2097
                        -----------                             -------------------
Credit Suisse First Boston Corporation......................       $125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........        125,000,000
J.P. Morgan Securities Inc. ................................        125,000,000
Morgan Stanley & Co. Incorporated...........................        125,000,000
                                                                   ------------
          Total.............................................       $500,000,000
                                                                   ============

                                   SCHEDULE B

                         DESCRIPTION OF DEBT SECURITIES

Title of Securities:                     7 5/8% Debentures Due 2097

Aggregate Principal Amount:              $500,000,000

Interest rate:                           7 5/8% per annum commencing February 25, 1997

Interest payment dates:                  March 1 and September 1 commencing September 1, 1997

Maturity date:                           March 1, 2097, subject to a conditional right to shorten
                                         the maturity upon the occurrence of certain tax events

Purchase price:                          98.875%

Initial public offering price:           100%

Dealers' concession:                     .675%

Reallowance:                             .25%

Redemption:                              Redeemable in whole or in part, at the option of the
                                         Company at any time, at a redemption price equal to the
                                         greater of (i) 100% of principal amount and (ii) the sum of the present values of the Remaining Scheduled Payments
                                         discounted to the redemption date on a semiannual basis at the Treasury Rate plus 20 basis points, together in either case with accrued interest to the date of redemption.
                                         Redeemable in whole (but not in part) upon the occurrence
                                         of certain tax events, and under certain circumstances, at a redemption price equal to the greater of (i) 100% of
                                         principal amount and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the
                                         redemption date on a semiannual basis at the Treasury Rate plus 40 basis points, together in either case with accrued interest to the date of redemption.